Exhibit 99.2

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

QUARTERLY SEGMENT DATA

(IN THOUSANDS)

	Total Revenue for Fiscal 2013
	Three Months Ended				Year ended
	March 30	June 29	September 28	December 28	December 28
North America	$333,095	$317,805	$268,662	$244,456	$1,164,018
United Kingdom	48,945	47,244	40,510	36,084	172,783
Continental Europe	82,201	82,430	67,813	66,959	299,403
Rest of World	26,549	23,409	19,349	18,612	87,919

Total revenue	$490,790	$470,888	$396,334	$366,111	$1,724,123

	Net Income for Fiscal 2013
	Three Months Ended				Year ended
	March 30	June 29	September 28	December 28	December 28
Segment operating income:

North America	$102,450	$127,768	$100,037	$75,854	$406,109
United Kingdom	4,930	9,297	12,342	7,860	34,429
Continental Europe	4,089	26,188	21,841	14,155	66,273
Rest of World	4,099	4,825	5,466	(616)	13,774

Total segment operating income / (loss)	115,568	168,078	139,686	97,253	520,585

General corporate expenses	(12,449)	(14,102)	(15,166)	(18,111)	(59,828)
Interest expense	22,550	26,856	26,892	26,810	103,108
Other expense / (income), net	1,296	(142)	(352)	(203)	599
Early extinguishment of debt	0	21,685	0	0	21,685
Provision for taxes	30,520	40,661	37,722	21,737	130,640

Net Income	$48,753	$64,916	$60,258	$30,798	$204,725

	Depreciation and Amortization for Fiscal 2013
	Three Months Ended				Year ended
	March 30	June 29	September 28	December 28	December 28
North America	$8,491	$7,986	$8,350	$8,096	$32,923
United Kingdom	287	256	372	354	1,269
Continental Europe	558	540	534	590	2,222
Rest of World	447	503	488	527	1,965

Total segment depreciation and amortization	9,783	9,285	9,744	9,567	38,379
General corporate depreciation and amortization	2,486	3,722	3,810	4,179	14,197

Depreciation and amortization	$12,269	$13,007	$13,554	$13,746	$52,576

	Total Revenue for Fiscal 2012
	Three Months Ended				Year ended
	March 31	June 30	September 29	December 29	December 29
North America	$343,639	$333,066	$299,129	$282,627	$1,258,461
United Kingdom	58,289	54,515	48,366	43,336	204,506
Continental Europe	74,201	74,042	61,175	61,283	270,701
Rest of World	30,657	26,987	24,233	23,887	105,764

Total revenue	$506,786	$488,610	$432,903	$411,133	$1,839,432

	Net Income for Fiscal 2012
	Three Months Ended				Year ended
	March 31	June 30	September 29	December 29	December 29
Segment operating income:

North America	$101,955	$127,778	$111,223	$96,423	$437,379
United Kingdom	8,555	12,532	14,608	27,625	63,320
Continental Europe	(4,873)	16,450	15,109	12,028	38,714
Rest of World	7,036	7,461	5,509	2,684	22,690

Total segment operating income / (loss)	112,673	164,221	146,449	138,760	562,103

General corporate expenses	(9,899)	(10,713)	(14,465)	(16,221)	(51,298)
Interest expense	13,167	23,757	23,225	30,388	90,537
Other (income) / expense, net	(509)	3,796	(756)	(552)	1,979
Early extinguishment of debt	1,328	0	0	0	1,328
Provision for taxes	34,183	48,493	42,151	34,708	159,535

Net Income	$54,605	$77,462	$67,364	$57,995	$257,426

	Depreciation and Amortization for Fiscal 2012
	Three Months Ended				Year ended
	March 31	June 30	September 29	December 29	December 29
North America	$6,318	$6,697	$6,814	$6,979	$26,808
United Kingdom	334	284	266	275	1,159
Continental Europe	522	529	538	593	2,182
Rest of World	674	479	464	451	2,068

Total segment depreciation and amortization	7,848	7,989	8,082	8,298	32,217
General corporate depreciation and amortization	2,151	2,848	2,941	3,553	11,493

Depreciation and amortization	$9,999	$10,837	$11,023	$11,851	$43,710